                                                                  EXHIBIT 21.1

  SUBSIDIARIES OF THE REGISTRANT

  NAME OF SUBSIDIARIES                          STATE OF INCORPORATION
  --------------------                          ----------------------

  First Merchants Automobile
  Receivable Corporation                        Delaware

  First Merchants Automobile Receivable
  Corporation II                                Delaware

  First Merchants Acceptance
  Corporation of New York                       New York

  First Merchants Acceptance
  Corporation of Illinois                       Illinois

  First Merchants Acceptance
  Corporation of Nevada                         Nevada

  First Merchants Residential
  Credit Corporation                            Delaware